===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 PC Connections
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                              PC CONNECTION, INC.
                               730 Milford Road
                        Merrimack, New Hampshire 03054
                                (603) 423-2000

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held June 18, 2002

                               -----------------

   The 2002 Annual Meeting of Stockholders of PC Connection, Inc., a Delaware corporation (the "Company"), will be held at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire on Tuesday, June 18, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

       1. To elect six directors to serve until the 2003 Annual Meeting of Stockholders;

       2. To amend the Company's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock that may be issued thereunder from 337,500 to 537,500 shares;

       3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current year; and

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on May 15, 2002 are entitled to notice of and to vote at the meeting and at any adjournments thereof. All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Steven Markiewicz
                                          Steven Markiewicz, Secretary

Merrimack, New Hampshire
May 17, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              PC CONNECTION, INC.
                               730 Milford Road
                        Merrimack, New Hampshire 03054

                               -----------------

          PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On June 18, 2002

                               -----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PC Connection, Inc., a Delaware corporation (the "Company"), for the 2002 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 18, 2002 at 10:00 a.m. local time, at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 off the Everett Turnpike), Nashua, New Hampshire (the "Annual Meeting") and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed proxy, the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "SEC"), and the Company's Annual Report to Stockholders for the year ended December 31, 2001 are being mailed to stockholders on or about May 20, 2002.

Voting Securities and Votes Required

   On May 15, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 24,559,895 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Stockholders are entitled to one vote per share. The stock record books of the Company will remain open for inspection by stockholders of record for ten days prior to the Annual Meeting at the offices of the Company at the above address and at the time and place of the Annual Meeting.

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required for the approval of the amendment to the Company's Employee Stock Purchase Plan (the "ESPP") and the ratification of the selection of Deloitte & Touche, LLP as the Company's independent auditors.

   Shares that abstain from voting in a particular matter, and shares held in "street name" by brokers of nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information, as of April 22, 2002, regarding the beneficial ownership of the Company's Common Stock by: (i) persons known by the Company to own more than 5% of the outstanding shares of Common Stock; (ii) each of the directors of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group.

                                                                       Shares of
                                                                      Common Stock       Common Stock
Name                                                             Beneficially Owned(1 ) Outstanding(2)
----                                                             ---------------------- --------------
Patricia Gallup.................................................        8,714,094/(3)/       35.5%
David Hall......................................................        8,669,094/(4)/       35.3%
Wayne Wilson....................................................          556,596/(5)/        2.2%
Robert Wilkins..................................................          358,518/(6)/        1.4%
David Beffa-Negrini.............................................          299,617/(7)/        1.2%
Mark Gavin......................................................          154,863/(8)/          *
Martin Murrer...................................................           74,000/(9)/          *
Peter Baxter....................................................           25,000/(10)/         *
Bradley Mousseau................................................           18,213/(11)/         *
Joseph Baute....................................................            3,500               *
Bruce Barone....................................................               --              --
Kenneth Koppel..................................................               --              --
John Bomba, Jr..................................................               --              --
All directors and executive officers as a group (13 individuals)       18,873,495/(12)/      73.2%

--------
* Less than 1% of the total number of outstanding shares of Common Stock of the Company on April 22, 2002.

(1) The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 22, 2002 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) The number of shares of Common Stock deemed outstanding for purposes of determining such percentages include 24,555,145 shares outstanding as of April 22, 2002 and any shares subject to issuance upon exercise of options or other rights held by the person in question that were exercisable on or within 60 days after April 22, 2002.

(3) Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust and 15,000 shares held by Ms. Gallup's spouse, as to which Ms. Gallup disclaims beneficial ownership.

(4) Includes 8,169,094 shares of Common Stock held of record by the 1998 PC Connection Voting Trust.

(5) Includes 455,096 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Wilson has the right to acquire within 60 days after April 22, 2002.

(6) Includes 326,069 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Wilkins has the right to acquire within 60 days after April 22, 2002 and 300 shares held of record by Mr. Wilkins' children, as to which Mr. Wilkins disclaims beneficial ownership.

(7) Includes 285,837 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Beffa-Negrini has the right to acquire within 60 days after April 22, 2002.

(8) Includes 48,750 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Gavin has the right to acquire within 60 days after April 22, 2002.

 (9) Consists of 74,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Murrer has the right to acquire within 60 days after April 22, 2002.

(10) Consists of 15,000 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Baxter has the right to acquire within 60 days after April 22, 2002, and 10,000 shares jointly owned by Mr. Baxter and his spouse.

(11) Includes 17,813 shares of Common Stock issuable upon exercise of outstanding stock options which Mr. Mousseau has the right to acquire within 60 days after April 22, 2002.

(12) Includes an aggregate of 1,222,565 shares of Common Stock issuable to the directors and executive officers upon exercise of outstanding stock options which they have the right to acquire within 60 days after April 22, 2002.

                             ELECTION OF DIRECTORS

   Directors are to be elected at the Annual Meeting. The Board of Directors is currently fixed at six members. The Company's Bylaws provide that the directors of the Company will be elected at each annual meeting of the Company's stockholders to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Mr. Murrer will not stand for re-election at the Annual Meeting. Mr. Barone is nominated for election at the Annual Meeting.

   The persons named in the enclosed proxy (Patricia Gallup and David Hall) will vote to elect the six nominees named below as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each nominee, other than Mr. Barone, is presently serving as a director and each nominee has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should be unable to serve, the person acting under the proxy may vote the proxy for the election of a substitute nominee designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable to serve, if elected.

   The Board of Directors recommends a vote "FOR" the election of the nominees described below.

   Set forth below are the name, age and length of service as a director for each nominee of the Board of Directors and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director or nominee, directly or indirectly, as of April 22, 2002, appears under "Security Ownership of Certain Beneficial Owners and Management."

                Nominees for Election to the Board of Directors

   Patricia Gallup, age 48, has served on the Company's Board of Directors since September 1983. Ms. Gallup is a co-founder of the Company and has served as Chairman since June 2001. From January 1998 to June 2001, Ms. Gallup served as Chairman and Chief Executive Officer of the Company. From September 1995 to January 1998, she served as the Chairman, President and Chief Executive Officer of the Company. From September 1994 to September 1995, she served as Chairman and Chief Executive Officer of the Company. From August 1990 to September 1994, Ms. Gallup served as the Company's President and Chief Executive Officer.

   David Hall, age 53, has served on the Company's Board of Directors since September 1983. Mr. Hall is a co-founder of the Company and has served as Vice Chairman of the Board since November 1997. From June 1997 to November 1997, he served as the Vice Chairman of the Board, Executive Vice President and Treasurer of the Company. From February 1995 to June 1997, Mr. Hall served as the Company's Vice Chairman of the

Board and Executive Vice President. From March 1991 to February 1995, he served as the Executive Vice President of the Company.

   Bruce Barone, age 53, is being nominated for election. Mr. Barone has worked as an independent consultant since December 1998. From December 1995 to December 1998, he was President and Chief Executive Officer of Overseas Partners Ltd. and Subsidiaries, a reinsurance and real-estate investment company. He also served on that company's Board of Directors. From September 1977 through December 1995, Mr. Barone was employed by United Parcel Service
(UPS), in a variety of positions, including Vice President of Finance and Vice President of Financial Planning. He also served as a member of both the UPS Finance and UPS Marketing committees.

   David Beffa-Negrini, age 48, has served on the Company's Board of Directors since September 1994 and as the Vice President of Corporate Communications since June 2000. From January 1998 to June 2000, Mr. Beffa-Negrini served as the Vice President of Media Development and from January 1992 to January 1998, he served as the Company's Director of Merchandising.

   Peter Baxter, age 50, has served on the Company's Board of Directors since September 1997. Mr. Baxter was the Vice-Chairman and Chief Operating Officer of People's Heritage Financial Group, a bank holding company, from April 1998 to March 1999. Mr. Baxter also served as President, Chief Executive Officer and a director of CFX Corporation, a bank holding company, from January 1989 to April 1998.

   Joseph Baute, age 74, has served on the Company's Board of Directors since June 2001. From 1979 to 1993, Mr. Baute served as Chairman and Chief Executive Officer of Markem Corporation, an industrial marking and coding systems provider. Mr. Baute has served on a number of Boards including Houghton-Mifflin Company and the Federal Reserve Bank of Boston, where he was Chairman, and is currently on the Board of Directors of State Street Bank Europe.

Board and Committee Meetings

   The Board of Directors has an Audit Committee, which assists the Board in fulfilling its responsibilities to stockholders concerning the Company's financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the outside auditors the financial information developed by the Company, the Company's systems of internal controls and the Company's audit process. The Audit Committee recommends to the Board each fiscal year the independent auditors who will audit the financial statements of the Company for that year. The independent auditors meet with the Audit Committee (both with and without the presence of the Company's management) to review and discuss various matters pertaining to the audit, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. For the year ended December 31, 2001 and until the Annual Meeting, the Audit Committee consisted and will consist of Messrs. Baute, Baxter and Murrer, each of whom are "independent" as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The Audit Committee met four times during fiscal 2001. Immediately following the Annual Meeting, the Audit Committee shall consist of Messrs. Barone, Baute and Baxter, each of whom are "independent" as defined under Rule 4200 of the National Association of Securities Dealers' listing standards.

   The Company also has a standing Compensation Committee of the Board of Directors, that administers the Company's stock incentive plan, determines the Chairman's and the Chief Executive Officer's salaries and incentive compensation and determines the compensation of other executive officers.

   The Compensation Committee met once during 2001. The members of the Compensation Committee for the year ended December 2001 and until the Annual Meeting are Messrs. Baute, Baxter and Murrer. See "Report of the Compensation Committee." Immediately following the Annual Meeting, the Compensation Committee shall consist of Messrs. Barone, Baute and Baxter.

   The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

   The Board of Directors held eleven meetings during fiscal 2001. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board on which he or she served.

Directors' Compensation

   Messrs. Beffa-Negrini, Murrer, Baxter, and Baute each receive a $15,000 annual retainer and fees of $1,000 for each Board meeting attended and $500 for each Board committee meeting attended on a day other than the day of the Board meeting, as well as reimbursement for all reasonable expenses incurred in attending Board and committee meetings. Mr. Barone is being nominated for election as a director at the Annual Meeting and therefore did not receive any compensation as a director, whether in cash or otherwise, in 2001.

   Mr. Hall received $1,000 for each Board meeting he attended since August
2001.

   Messrs. Beffa-Negrini, Murrer, Baxter, and Baute are also eligible to participate in the Company's 1997 Stock Incentive Plan. Mr. Barone will also be eligible to participate in the Company's 1997 Stock Incentive Plan.

   The following table describes the cash payment and options granted under the 1997 Stock Incentive Plan to Directors during 2001.

                             Cash Payment for   Shares Underlying Option
       Director            Board and Committees  Grants under 1997 Plan
       --------            -------------------- ------------------------
       David Beffa-Negrini       $24,000                 2,500
       Martin Murrer......       $24,000                    --
       Peter Baxter.......       $24,000                    --
       Joseph Baute.......       $12,750                 2,000
       David Hall.........       $ 3,000                    --

Certain Transactions

   The Company currently has leases for a facility in Marlow, New Hampshire and two facilities in Keene, New Hampshire with Gallup & Hall ("G&H"), a partnership owned solely by Patricia Gallup and David Hall, the Company's principal stockholders. The lease for one of the Keene, New Hampshire facilities expires in July 2008 and requires annual rental payments of $127,500 (subject to annual adjustment for changes in the consumer price index). The lease for the Marlow, New Hampshire facility expires in May 2007 and requires annual rental payments of $6,000. The second facility in Keene, New Hampshire was leased under an agreement requiring annual rental payments of $45,000. This lease expired in April 2002 and was renewed on a month-to-month basis requiring monthly rental payments of $1,344. These leases also obligate the Company to pay certain real estate taxes and insurance premiums on the premises. Rent expense under all such leases aggregated $178,500 for the year ended December 31, 2001.

   In November 1997, the Company entered into a fifteen-year lease for a new 114,000 square foot corporate headquarters in Merrimack, New Hampshire with G&H Post, L.L.C., an entity owned solely by Patricia Gallup and David Hall. The Company began occupying the new facility upon completion of construction in late November 1998, and lease payments began in December 1998. Annual lease payments under the terms of the lease are $911,400 for the first five years of the lease, increasing to $1,025,350 for years six through ten and to $1,139,400 for years 11 through 15. The lease requires the Company to pay its proportionate share of real estate taxes and common area maintenance charges as additional rent and also to pay insurance premiums for the leased property. The Company has the option to renew the lease for two additional terms of five years.

   During 2001 the Company provided various facilities management, maintenance, financial, tax and legal services to certain affiliates in connection with the operation of facilities leased by the Company from those affiliates. The Company was reimbursed $73,932 by G&H Post, L.L.C. and $73,932 by G&H during 2001 for those services.

  Voting Trust

   In connection with the Company's initial public offering in March 1998, Patricia Gallup and David Hall placed substantially all of the shares of Common Stock that they beneficially owned immediately prior to the public offering into a Voting Trust (the "Voting Trust") of which they serve as co-trustees. The terms of the Voting Trust require that both Ms. Gallup and Mr. Hall, as co-trustees, must agree as to the manner of voting the shares of Common Stock of the Company held by the Voting Trust in order for the shares to be voted. In the event the co-trustees are deadlocked with respect to the election of directors at a meeting of stockholders, the Board of Directors may require the co-trustees to execute and deliver to the Secretary of the Company a proxy representing all shares issued and outstanding in the name of the Voting Trust and entitled to vote in the election of directors. Such proxy shall confer upon the proxyholder authority to attend the meeting for purposes of establishing a quorum and to vote for the directors nominated by the Board of Directors, provided that such nominees are incumbent directors elected with the consent of the co-trustees. Each of Ms. Gallup and Mr. Hall may transfer shares of Common Stock for value to unaffiliated third parties. Any shares so transferred will no longer be subject to the Voting Trust and an equal number of the non-transferring co-trustee's shares will be released from the Voting Trust. Transfers by either of Ms. Gallup or Mr. Hall in excess of 75,000 shares in any 90-day period, or that would decrease the shares held by the Voting Trust to less than a majority of the outstanding shares, will be subject to a right of first refusal to the other. The Voting Trust will terminate when it holds less than 10% of the outstanding shares of Common Stock of the Company or at the death of both co-trustees. In addition, in the event of the death or incapacity of either co-trustee, or when either of Ms. Gallup or Mr. Hall holds less than 25% of the beneficial interest held by the other in the Voting Trust, the other will become the sole trustee of the Voting Trust with the right to vote all the shares held by the Voting Trust.

Executive Compensation

   Summary Compensation Table. The following table sets forth certain compensation information for the years ended December 31, 2001, 2000 and 1999 for all persons who served as Chief Executive Officer of the Company during 2001 and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2001 and one other executive officer of the Company who ceased serving as an executive officer during 2001 (collectively, the "Named Executive Officers"), as required under applicable rules of the SEC.

                          Summary Compensation Table

                                                                           Long-Term
                                             Annual Compensation Awards   Compensation
                                           ------------------------------ ------------ ------------
                                                             Other Annual  Securities   All Other
                                                     Bonus   Compensation  Underlying  Compensation
    Name and Principal Position       Year Salary($) ($)(1)     ($)(2)     Options(#)      ($)
    ---------------------------       ---- --------- ------- ------------ ------------ ------------
Patricia Gallup...................... 2001 $400,000       --      --             --       $1,194(5)
  Chairman(3)                         2000  400,000       --      --             --        3,435(6)
                                      1999  300,000       --      --             --        3,688(7)
Kenneth Koppel....................... 2001  220,673       --      --        400,000        1,786(5)
  Chief Executive Officer(4)          2000       --       --      --             --          -- (6)
                                      1999       --       --      --             --          -- (7)
Wayne Wilson......................... 2001  400,000       --      --         20,000        1,831(5)
  President and Chief Operating       2000  400,000  275,000      --         55,000        1,242(6)
  Officer                             1999  375,000  370,000      --         90,645        1,917(7)
Robert Wilkins....................... 2001  375,000       --      --         20,000          640(5)
  Executive Vice President            2000  375,000  250,000      --         55,000        3,111(6)
                                      1999  325,000  333,000      --         60,000        2,172(7)
Mark Gavin........................... 2001  210,000       --      --         15,000        2,943(5)
  Senior Vice President of Finance    2000  210,000  100,000      --         30,000        2,218(6)
  and Chief Financial Officer         1999  180,000   86,000      --         45,000        2,611(7)
John Bomba, Jr. (8).................. 2001  108,750       --      --          7,500        2,172(5)
  Former Vice President of            2000  195,000   50,000      --         18,750        3,388(6)
  Information Services and Chief      1999  180,000   86,000      --         11,250        3,424(7)
  Information Officer
Bradley Mousseau..................... 2001  140,000       --      --          7,500        3,061(5)
  Vice President of Human Resources   2000  132,441   45,000      --         33,750        1,273(6)
                                      1999       --       --      --             --           --

--------
(1) Bonuses indicated as earned in any fiscal year were generally paid during the year or in the first quarter of the following fiscal year.

(2) In accordance with the rules of the SEC, perquisites and other personal benefits have been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the executive officer for the fiscal year indicated.

(3) Ms. Gallup also served as Chief Executive Officer until June 26, 2001.

(4) Mr. Koppel was appointed Chief Executive Officer effective June 26, 2001.

(5) Consists of: (a) the Company's contributions for Messrs. Gavin, Bomba and Mousseau under the Company's 401(k) Plan in the amount of $2,550, $1,631 and $2,475, respectively; and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Koppel, Wilson, Wilkins, Gavin, Bomba and Mousseau in the amounts of $1,194, $1,786, $1,831, $640, $393, $541 and $586, respectively.

(6) Consists of: (a) the Company's contributions for Ms. Gallup, Messrs. Wilkins, Gavin, Bomba and Mousseau under the Company's 401(k) Plan in the amount of $2,625, $2,625, $1,768, $2,625, and $752, respectively, and (b)
    the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilson, Wilkins, Gavin, Bomba and Mousseau in the amounts of $810, $1,242, $486, $450, $763 and $521, respectively.

(7) Consists of: (a) the Company's contributions for Ms. Gallup, Messrs. Wilkins, Gavin and Bomba under the Company's 401(k) Plan in the amount of $2,500, $1,632, $2,275 and $2,500, respectively, and (b) the taxable portion of group term life insurance premiums paid by the Company for Ms. Gallup, Messrs. Wilson, Wilkins, Gavin and Bomba in the amounts of $1,188, $1,917, $540, $336 and $924, respectively.

(8) Mr. Bomba resigned in July 2001.

  Employment and Severance Agreements

   The Company is a party to employment agreements with certain of the Named Executive Officers. Each employment agreement contains provisions for establishing the annual base salary and bonus for each such executive officer. Pursuant to the terms of the employment agreements, the annual base salaries for Ms. Gallup, and Messrs. Koppel, Wilson and Wilkins as of the date of this Proxy Statement are $430,000, $425,000, $400,000, and $375,000, respectively.
In addition, the Named Executive Officers are eligible to receive an annual bonus based upon the achievement of individual and Company goals. The employment agreements may be terminated by the Named Executive Officer or by the Company. Under the terms of Messrs. Koppel's, Wilson's and Wilkins' employment agreements, if the Company terminates such executive's employment without cause (as defined therein), the Company is required to pay to such executive severance payments at the executive's then applicable base salary rate for a period of twelve months. Mr. Koppel's employment agreement includes certain non-compete obligations which extend for three years after termination of employment. Messrs. Wilson's and Wilkins' employment agreements include certain non-compete obligations which extend for two years after termination of employment.

   The Company has entered into letter agreements with Messrs. Gavin and Mousseau, providing for severance payments for six months of their respective annual base salary if the Company terminates their employment for any reason other than for cause or for a change in control. In the event of termination resulting from a change in control of the Company, such severance payments would extend for a total of twelve months. Each of Mr. Gavin's and Mr. Mousseau's letter agreements includes certain non-compete obligations which extend for eighteen months after termination of employment.

   Mr. Bomba resigned his position with the Company in July 2001. As part of Mr. Bomba's separation arrangement, the Company agreed to continue his base salary and benefits for a period of twelve months following his resignation. Mr. Bomba is also subject to certain non-compete obligations which extend for eighteen months following the termination of his employment.

   Option Grant Table. The following table sets forth certain information regarding stock options granted during the year ended December 31, 2001 by the Company to the Named Executive Officers:

                          Option Grants in Last Year

                                                                  Potential Realizable Value at
                                                                     Assumed Annual Rates of
                                                                  Stock Price Appreciation for
                                Individual Grants                        Option Term(1)
                 ------------------------------------------------ -----------------------------
                               Percent of
                  Number of   Total Options
                 Securities    Granted to    Exercise
                 Underlying   Employees in      or
                   Options     Fiscal Year  Base Price Expiration
      Name       Granted (#)     (%)(2)     ($/Sh)(3)     Date        5%($)          10%($)
      ----       -----------  ------------- ---------- ----------   ----------     ----------
Patricia Gallup.        --          --            --          --          --             --
Kenneth Koppel..   400,000(4)     51.5%       $14.35    06/25/11  $3,609,855     $9,148,082
Wayne Wilson....    20,000(5)      2.6         10.81    03/16/11     136,005        344,663
Robert Wilkins..    20,000(5)      2.6         10.81    03/16/11     136,005        344,663
Mark Gavin......    15,000(5)      1.9         10.81    03/16/11     102,004        258,497
Bradley Mousseau     7,500(5)      1.0         10.81    03/16/11      51,002        129,249
John Bomba, Jr..     7,500(6)      1.0         10.81    03/16/11      51,002        129,249

--------
(1) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the stock options are exercised.

(2) Calculated based on an aggregate of 776,367 options granted under the 1997 Stock Incentive Plan to employees during the fiscal year ended December 31, 2001.

(3) The exercise price is equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the date of grant.

(4) Mr. Koppel's options become exercisable in four equal annual installments beginning in June 2002.

(5) Messrs. Wilson's, Wilkins', Gavin's and Mousseau's options become exercisable in four equal annual installments beginning in January 2002.

(6) Mr. Bomba's options were cancelled on October 20, 2001.

   Option Exercises and Year-End Values. The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 2001, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2001:

              Aggregate Option Exercises in Last Fiscal Year and
                            Year-End Option Values

                  Shares              Number of Securities      Value of Unexercised
                 Acquired            Underlying Unexercised     In-The-Money Options
                    on     Value    Options at Year-End (#)      at Year End ($)(1)
                 Exercise Realized -------------------------- -------------------------
Name               (#)     ($)(2)  Exercisable  Unexercisable Exercisable Unexercisable
----             -------- -------- -----------  ------------- ----------- -------------
Patricia Gallup.      --        --        --            --            --          --
Kenneth Koppel..      --        --    24,000(3)    400,000    $   75,919    $192,000
Wayne Wilson.... 100,000  $274,897   434,935       136,413     1,655,950     400,600
Robert Wilkins..  22,149    58,015   313,569       128,751     1,030,917     376,366
Mark Gavin......      --        --    26,249        75,002        69,621     192,010
Bradley Mousseau      --        --     8,438        32,812             0      30,127
John Bomba, Jr..   5,626     6,672         0             0             0           0

--------
(1) Represents the difference between the last reported sales price of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 2001 ($14.83), the last trading day of 2001, and the exercise price of the option, multiplied by the number of shares subject to the option.

(2) Value is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the Nasdaq National Market on the date of exercise, multiplied by the number of shares exercised.

(3) Mr. Koppel was a consultant for the Company prior to becoming Chief Executive Officer of the Company and received option grants for his service as a consultant.

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors has oversight over the Company's executive compensation programs and determines the compensation of the executive officers of the Company. The Committee also administers the Company's stock incentive plans. The Committee consists entirely of independent, non-employee directors.

   This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 2001 as they affected Ms. Gallup and Mr. Koppel and the Company's other executive officers.

   The Compensation Committee seeks to achieve three broad goals in connection with the Company's compensation philosophy and decisions regarding individual compensation. First, the Company is committed to providing executive compensation designed to attract, retain and motivate executives who contribute to the long-term success of the Company and are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industry in which the Company operates. Second, the Company wants to reward executives for the achievement of business objectives of the Company and/or the individual executive's particular area of responsibility. By tying compensation in part to achievement, the Company believes that a performance-oriented environment is created for the Company's executives. Finally, compensation is intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

   Each executive's total compensation depends upon the executive's performance against specific objectives assigned at the beginning of each year. These objectives include both quantitative factors related to the Company's short-term financial objectives and qualitative factors such as (a) demonstrated leadership ability, (b) management development, (c) compliance with Company policies and (d) anticipation of and response to changing market and economic conditions, to enhance the Company's ability to operate profitably. Annual compensation for the Company's executives generally consists of three elements:

   salary--levels are generally set by reviewing compensation for competitive positions in the market and considering the executive's level of responsibility, qualifications and experience, as well as the Company's financial performance and the individual's performance;

   bonus--amounts are generally based on achievement of the Company's performance goals for the year; and

   stock option grants--options provide long-term incentives to promote and identify long-term interests between the Company's employees and its stockholders and to assist in the retention of executives.

   In addition, executives are also eligible to receive various benefits, including medical, disability and life insurance plans, and may participate in the Company's stock purchase plan and 401(k) qualified savings plan. All of these benefits are generally available to all employees of the Company.

   In making decisions regarding executive compensation, the Compensation Committee considered the input of the Company's other directors and the results of an informal study conducted by members of management and presented to the Compensation Committee relating to comparable direct marketing firms of personal computers and related peripherals. In order to attract, retain and motivate the talented personnel it needs, the Company has structured its executive compensation program to provide its employees with cash compensation competitive with total compensation paid by comparable companies. Bonuses are primarily based on corporate performance, with actual awards varying greatly according to the Company's overall performance and the individual's impact on that performance.

  Base Salaries for 2001

   Early in 2001, the Committee reviewed base salaries for all Named Executive Officers, including Ms. Gallup. Ms. Gallup's salary for 2001 was set at $400,000. Annual salary rates for all other Named Executive Officers were based on recommendations of Ms. Gallup and were designed to ensure salary levels which remain competitive within the market.

  Bonus Compensation for 2001

   No named Executive Officers received a bonus for 2001 because of the Company's poor operating results.

  Stock Option Awards in 2001

   The Compensation Committee reviews and approves all grants of stock options to the Company's named Executive Officers and reviews all grants of stock options to other employees. During 2001, the Named Executive Officers, other than Ms. Gallup, received grants of stock options as part of the Company's overall program to make periodic grants of stock options to a broad range of its managerial employees.

  Ms. Gallup's Compensation

   The Compensation Committee has determined that, based upon a review of the Company's operations and salaries of Senior Executive Officers of comparable companies, Ms. Gallup's salary as of the date of this Proxy Statement is $430,000. Ms. Gallup did not receive a bonus for 2001. Also, in light of her substantial current stock ownership, the Compensation Committee determined not to recommend to the Board of Directors any award of equity-based compensation. The Compensation Committee believes that Ms. Gallup's compensation has been set at a level competitive with other companies in the industry.

  Mr. Koppel's Compensation

   The Compensation Committee has determined that, based upon a review of the Company's operations and salaries of Chief Executive Officers of comparable companies, Mr. Koppel's salary as of the date of this Proxy Statement is $425,000. Mr. Koppel also received a grant of options to purchase 400,000 shares of the Company's common stock upon his appointment as Chief Executive Officer in June 2001. The Compensation Committee believes that Mr. Koppel's salary, bonus opportunity and equity-based compensation has been set at a level competitive with other companies in the industry.

  Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure stock option grants under the Company's stock incentive plans in a manner that complies with Section 162(m) of the Code so as to mitigate any disallowance of deductions. Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                          Martin Murrer, Chairman
                                          Peter Baxter
                                          Joseph Baute

Compensation Committee and Interlocks and Insider Participation

   The members of the Compensation Committee for 2001 and until the Annual Meeting are Messrs. Baute, Baxter and Murrer. Immediately following the Annual Meeting, the Compensation Committee shall consist of Messrs. Barone, Baute and Baxter. No member of the Compensation Committee was at any time during 2001, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of copies of reports filed by individuals required to make filings ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that all such reports required to be filed under Section 16(a) of the Exchange Act for the 2001 fiscal year were timely filed. In 2000, Ms. Gallup and Mr. Hall and the Voting Trust were required to file a Form 4--Changes in Beneficial Ownership and a Form 5--Annual Statement of Changes in Beneficial Ownership to report a withdrawal of shares from the Voting Trust. These reports were not timely filed. The shares withdrawn from the Voting Trust are held by Ms. Gallup and Mr. Hall individually. The withdrawal from the Voting Trust did not result in any change to either Ms. Gallup's or Mr. Hall's respective pecuniary interests.

Stock Performance Graph

   The following stock performance graph compares cumulative total stockholder return on the Company's Common Stock for the period from March 3, 1998, the date of the Company's initial public offering, through December 31, 2001 with the cumulative total return for (i) the Russell 2000 Index, and (ii) the Company's Peer Group. This graph assumes the investment of $100 on March 3, 1998 in the Company's Common Stock (at the initial public offering price) the Russell 2000 Index and the Company's Peer Group and assumes dividends are reinvested. The Company's Peer Group consists of CDW Computer Centers, Inc., PC Mall, Inc., Insight Enterprises, Inc., Zones, Inc., and Systemax, Inc.

                                    [CHART]

           PC Connection Inc.   Russell 2000 Index   Peer Group
           ------------------   ------------------   ----------
03/03/98        $100.00               $100.00          $100.00
12/31/98          67.14                 92.08           161.88
12/31/99         131.43                111.65           191.34
12/31/00          59.29                108.28           123.51
12/31/01          84.74                110.97           222.71

                                     Annual Return Percentage
                                    ---------------------------
                                           Years Ending
                                    ---------------------------
                 Company Name/Index Dec-98 Dec-99 Dec-00 Dec-01
                 ------------------ ------ ------ ------ ------
                 PC Connection Inc. -32.86 95.74  -54.89 42.94
                 Russell 2000 Index  -7.92 21.26   -3.02  2.49
                 Peer Group........  61.88 18.19  -35.45 80.32

                                              Indexed Returns
                                        ---------------------------
                                 Base          Years Ending
                                Period  ---------------------------
            Company Name/Index 3 Mar 98 Dec-98 Dec-99 Dec-00 Dec-01
            ------------------ -------- ------ ------ ------ ------
            PC Connection Inc.   100     67.14 131.43  59.29  84.74
            Russell 2000 Index   100     92.08 111.65 108.28 110.97
            Peer Group........   100    161.88 191.34 123.51 222.71

          APPROVAL OF AMENDMENT TO 1997 EMPLOYEE STOCK PURCHASE PLAN

   The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, in 1997, the Company adopted an Employee Stock Purchase Plan which permits eligible employees to purchase shares of the Company's Common Stock at a discounted price.

   As of March 20, 2002, 58,348 shares remained available for issuance under the Company's 1997 Employee Stock Purchase Plan (the "ESPP") in semi-annual offerings. On March 21, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment to the ESPP increasing the total number of shares of Common Stock available for purchase under the ESPP from 337,500 to 537,500.

   Accordingly, the Board of Directors believes adoption of the amendment to the ESPP is in the best interests of the Company and its stockholders and recommends a vote "FOR" the approval of the amendment to the ESPP and the reservation of an additional 200,000 shares of Common Stock for issuance thereunder.

Description of the ESPP

   The following is a brief summary of the ESPP, a copy of which is attached as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to the ESPP.

   General. The ESPP provides eligible employees with the opportunity to purchase shares of the Company's Common Stock at a discounted price.

   Eligibility. Each employee of the Company and its eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the ESPP, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is customarily employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any eligible subsidiary for at least six months prior to enrolling in the ESPP. As of March 20, 2002, approximately 1,100 employees were eligible to participate in the ESPP. The purchase of shares under the ESPP is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group.

   Offerings. The ESPP is implemented through a series of offerings, each of which is six months in length. Participants in an offering purchase shares with funds set aside through payroll withholding. An employee may elect to have a percentage up to 10% withheld from his or her pay for purposes of purchasing shares under the ESPP, subject to certain limitations on the maximum number of shares that may be purchased.

   Purchase Price. The price at which shares may be purchased during each offering is the lower of (i) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering commences or (ii) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering terminates.

   Holding Period. Eligible employees participating in any offering beginning on or after July 1, 2002 are required to hold shares purchased in such offering for a period of at least one year following the date that the offering terminates.

   Number of Shares; Adjustments. The maximum number of shares issuable under the ESPP prior to the proposed amendment is 337,500 shares. The ESPP contains provisions relating to adjustments to be made under the ESPP in the event of stock splits and other similar events and certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

   Administration. The ESPP is administered by the Board of Directors of the Company, which has the authority to make rules and regulations for the administration of the ESPP. Pursuant to the terms of the ESPP, the Board of Directors may delegate authority under the ESPP to a committee of the Board.

   Amendment or Termination. The Board of Directors may at any time terminate or amend the ESPP, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by
Section 423 of the Code, and in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

   The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the plan and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below:

   Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

   A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

    .  15% of the value of the stock on the day the offering commenced; and

    .  the participant's profit.

Any excess profit will be long-term capital gain.

   If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

   If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

   Tax Consequences to the Company. There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                     Equity Compensation Plan Information

   The following table provides information about the Company's common stock that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans as of December 31, 2001 (the "1993 Plan"), including the 1993 Incentive and Non-Statutory Stock Option Plan, as amended, the 1997 Stock Incentive Plan, as amended, and the ESPP. The Company's stockholders have approved all of these plans.

                                                  (a)                     (b)                    (c)
                                                                                        Number of Securities
                                                                                        Available for Future
                                                                                        Issuance Under Equity
                                       Number of Securities to be   Weighted-Average     Compensation Plans
                                        Issued Upon Exercise of    Exercise Price of    (Excluding Securities
                                          Outstanding Options,    Outstanding Options,      Reflected in
Plan Category                            Warrants and Rights(1)   Warrants and Rights  Column (a))(1)(2)(3)(4)
-------------                          -------------------------- -------------------- -----------------------
Equity Compensation Plans Approved by
  Security Holders . . ...............         2,893,812                 $13.40                902,949
Equity Compensation Plans Not Approved
  by Security Holders.................              None                    N/A                    N/A
                                               ---------                 ------                -------
   Total..............................         2,893,812                 $13.40                902,949
                                               =========                 ======                =======

--------
(1) The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2) Includes 58,348 shares of common stock issuable under the Company's ESPP, all of which are issuable in connection with the current offering period which ends on June 30, 2002.

(3) With respect to the ESPP, the table excludes the additional 200,000 shares that would be available for issuance if the amendment to the ESPP is approved at the Annual Meeting.

(4) With respect to the 1993 Plan, the table excludes shares available for issuance because the Company does not intend to grant any additional options under the 1993 Plan and has not granted options under this Plan since March 1998.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of Deloitte & Touche LLP, independent auditors, to serve as the Company's independent auditors for the fiscal year ending December 31, 2002. The ratification of this selection is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting the Company's independent auditors. Deloitte & Touche LLP has served as the Company's independent auditors since 1984. It is expected that a member of Deloitte & Touche LLP will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors.

                            Additional Information

  Audit Fees

   The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001 were $263,000.

  Financial Information Systems Design and Implementation Fees

   Deloitte did not render any professional services for information technology services relating to financial information systems design or implementation, or to the operation of the Company's information system or the management of its local area network for the fiscal year ended December 31, 2001.

  All Other Fees

   The aggregate fees billed by Deloitte for services rendered to the Company, other than for the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were approximately $379,000. Such services, consisting primarily of tax preparation and consulting, including multi-state compliance, benefit plans, IRS examination and acquisitional tax consulting, are further categorized as follows:


          Tax preparation and consulting..................... $208,000
          Attestation services, including an SEC registration   95,000
          Employee benefit plan consulting...................   76,000
                                                              --------
          Total Other Fees................................... $379,000
                                                              ========


   The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence, and has determined, in its business judgment that such services are compatible with maintaining independence.
Report of the Audit Committee

   In accordance with its written charter adopted by the Board of Directors ("the Board"), the Audit Committee ("the Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and other such duties as directed by the Board. Each member of the Committee is free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and meets the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the Nasdaq National Stock Market.

   During fiscal year 2001, the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks. The Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company, which are referred to in this Proxy Statement under the heading "Ratification of Selection of Independent Auditors," is compatible with maintaining such auditors' independence.

   Management represented to the Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

   The Committee discussed and reviewed with the independent auditors all matters required by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" including the following:

    .  methods to account for significant unusual transactions;

    . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Committee, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2001 with management and the independent auditors. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the financial statements. As appropriate, the Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    . the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    . the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

    . changes in the Company's accounting practices, principles, controls or methodologies;

    . significant developments or changes in accounting rules applicable to the Company; and

    . the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                                          Joseph Baute, Chairman
                                          Peter Baxter
                                          Martin Murrer

Matters to be Considered at the Annual Meeting

   The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding of Annual Meeting Materials

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PC Connection, Inc., Attention: Investor Relations, 730 Milford Road, Merrimack, New Hampshire 03054 (603-423-2000). If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Solicitation of Proxies

   All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company will also request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals

   Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Merrimack, New Hampshire not later than January 17, 2003 for inclusion in the proxy statement for that meeting.

   If a stockholder of the Company who holds less than 40% of the shares of capital stock of the Company issued and outstanding and entitled to vote wishes to present a proposal before the 2003 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, such stockholder must give notice of such proposal to the Secretary of the Company at the principal offices of the Company. The required notice must be made in writing and delivered or mailed and received at the principal executive offices of the Company not later than April 19, 2002 nor earlier than March 20, 2002. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting to the stockholders, notice by the stockholders must be received by the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

   The advance notice provisions of the Company's bylaws supercede the notice requirements contained in the recent amendments to Rule 14a-8 under the Exchange Act.

                                          By Order of the Board of Directors,

                                          /s/ Steven Markiewicz
                                          Steven Markiewicz

May 17, 2002

   THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      EXHIBIT A

                              PC CONNECTION, INC.

                 1997 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

                               November 21, 1997

                            Amended on May 16, 2002

   The purpose of this Plan is to provide eligible employees of PC Connection, Inc., a Delaware corporation (the "Company"), and certain of its U.S. subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"), commencing on January 1, 1999. Three Hundred Thirty-Seven Thousand Five Hundred (337,500) shares of Common Stock in the aggregate have been reserved for this purpose.

   1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by the Compensation Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, to determine any brokerage and other fees to be paid or subsidized by the Company, and to determine the number of shares in each Offering; its interpretation and decisions with regard thereto shall be final and conclusive.

   2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

      (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

      (b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

      (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

   No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

   3. Offerings. The Company will make one or more offerings (each, an "Offering") to employees to purchase shares of Common Stock under this Plan. Offerings will begin each January 1 and July 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six-month or one-year period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

   4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office, or in any other manner determined to be appropriate by the Board or the Committee ("Appropriate Authorization"), at least ten (10) days prior to the applicable Offering Commencement Date. The Appropriate Authorization will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee notifies the Company of a new Appropriate

Authorization or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances, travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

   5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he receives during the Plan Period. In no event may an employee's total payroll deductions during a calendar year exceed $20,000. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

   No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined as of the last business day of the Plan Period) for each calendar year in which the Option is outstanding at any time.

   6. Deduction Changes. An employee may increase, decrease or discontinue his or her payroll deduction once during any Plan Period, by effecting a new Appropriate Authorization. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

   7.  Interest.  Interest will not be paid on any employee accounts.

   8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. Any employee who withdraws from participation in an Offering shall not be permitted to participate in the Plan again until the start of the next Plan Period.

   9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 (in the case of a six-month Plan Period) or $25,000 (in the case of a one-year Plan Period) by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

   The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

   Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

   Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

   10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

   11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate.

   12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

   13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

   14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

   15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares reserved for issuance under this Plan, the number of shares issuable in any Offering, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

   16. Merger. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation and the holders of the capital stock of the Company immediately prior to such merger continue to hold at least 50% by voting power of the capital stock of the Company) or the proposed dissolution or liquidation of the Company during a Plan Period, the Board or the Committee shall set a new Exercise Date (the "New Exercise Date") for such Plan Period, and such Plan Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of such asset sale, merger, consolidation, dissolution or liquidation. The Board or the Committee shall send written notice to each employee participating in the Offering for such Plan Period, at least ten business days prior to the New Exercise Date, that the Exercise Date for such Offering has been changed to the New Exercise Date and that the employee's Option shall be exercised automatically on the New Exercise Date, unless prior to such date the employee has withdrawn from such Offering as provided in Section 8 hereof.

   16A. Holding Period. Beginning on July 1, 2002 and each Plan Period thereafter, no employee participating in the Plan may sell or in any way transfer (other than by testamentary or intestate disposition) shares acquired under the Plan for a period of one year following the Exercise Date of a Plan Period.

   17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

   18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. Any balance remaining in an employee's payroll deduction account at the end of a Plan Period due to an insufficiency of shares will be refunded to the employee without interest.

   19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

   20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

   21. Governing Law. The Plan shall be governed by New Hampshire law except to the extent that such law is preempted by federal law.

   22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

   23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

   24. Effective Date and Approval of Shareholders. The Plan shall take effect on January 1, 1999, but is subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                          Adopted by the Board of Directors
                                          on November 21, 1997
                                          Approved by the stockholders on
                                            February 17, 1998

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                        Annual Meeting of Stockholders of
                               PC CONNECTION, INC.

                                  June 18, 2002

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.

1. To elect the following six Directors for the ensuing year:

   FOR All nominees (except as marked to the contrary) [_]

   WITHHELD from all nominees [_]

For all nominees except as noted below

--------------------------------------------------------------

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

Nominees: Patricia Gallup
          David Hall
          David Beffa-Negrini
          Bruce Barone
          Pater Baxter
          Joseph Baute

2. To approve the increase in the number of shares of Common Stock that may be issued under the Company's Employee Stock Purchase Plan from 337,500 shares to 537,500 shares.
   FOR [_]   AGAINST [_]   ABSTAIN [_]

3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the ensuing year.
   FOR [_]   AGAINST [_]   ABSTAIN [_]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENTS AND NOTE AT LEFT [_]

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [_]

Signature:_____________________________________  Date: _______________________

Signature:_____________________________________  Date: _______________________

NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

                               PC CONNECTION, INC.

          Annual Meeting of Stockholders - To be held on June 18, 2002

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoints Patricia Gallup and David Hall, each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of PC Connection, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 18, 2002 at the Crowne Plaza Hotel, 2 Somerset Parkway (Exit 8 on the Everett Turnpike), Nashua, New Hampshire, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof, with respect to the matters set forth on the reverse side hereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE